UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported):  June 30, 2011

USEC Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

USEC Inc. (“USEC” or the “Company”), Toshiba America Nuclear Energy Corporation, a subsidiary of Toshiba Corporation (“Toshiba”), and Babcock & Wilcox Investment Company (“B&W”) entered into a standstill agreement (the “Standstill Agreement”) dated as of June 30, 2011, pursuant to which each of the parties agreed not to exercise its right to terminate the Securities Purchase Agreement dated as of May 25, 2010 by and among USEC, Toshiba and B&W (the “Securities Purchase Agreement”) under Section 10.2(a) thereof (described below) prior to August 15, 2011.

Pursuant to the Securities Purchase Agreement, Toshiba and B&W agreed to make a $200 million investment in USEC over three phases upon the satisfaction at each phase of certain closing conditions. On September 2, 2010, the first closing of $75 million occurred. The second closing of the strategic investment by Toshiba and B&W of $50 million is conditioned on the Company having entered into a conditional commitment in an amount of not less than $2 billion for the American Centrifuge project with the U.S. Department of Energy (“DOE”). The Securities Purchase Agreement provides in Section 10.2(a) thereof that if the second closing does not occur by June 30, 2011, the agreement may be terminated by USEC or each of B&W or Toshiba (as to their obligations).

  The Standstill Agreement provides a limited additional period of time for USEC to finalize and enter into the conditional commitment with DOE and achieve the second closing.  However, USEC has no assurance that DOE will issue a conditional commitment prior to expiration of the standstill period or at all, or on terms and with a credit subsidy cost that are acceptable to USEC, or that USEC is otherwise able to achieve the second closing under the Securities Purchase Agreement prior to the expiration of the standstill period.

The foregoing summary of the Standstill Agreement is qualified in its entirety by reference to the full text of the Standstill Agreement filed as Exhibit 10.1 to this report.

USEC, B&W and Toshiba are parties to the Securities Purchase Agreement, an investor rights agreement and a strategic relationship agreement and other agreements or arrangements described in the Company’s current reports on Form 8-K filed with the Securities and Exchange Commission on May 25, 2010 and September 2, 2010.  B&W and Toshiba are preferred stockholders of the Company.  In addition, as described in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2011, DOE awarded a contract for the decontamination and decommissioning (D&D) of the Portsmouth gaseous diffusion plant to a joint venture between The Babcock & Wilcox Company and Fluor Corp. and USEC is transitioning services at the Portsmouth site to the new D&D contractor.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

Exhibit
Number                      Description

10.1	Standstill Agreement dated as of June 30, 2011 by and among Toshiba America Nuclear Energy Corporation, Babcock & Wilcox Investment Company and USEC Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USEC Inc.

June 30, 2011                                                                      By:                     /s/ John C. Barpoulis
                                  John C. Barpoulis
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit
Number                       Description

10.1	Standstill Agreement dated as of June 30, 2011 by and among Toshiba America Nuclear Energy Corporation, Babcock & Wilcox Investment Company and USEC Inc.